Financial Results Second Quarter 2022 Exhibit 99.2

Forward-Looking Statements & Non-GAAP Financial Measures This presentation contains forward-looking statements, including statements with respect to the financial condition, results of operations, trends in lending policies and loan programs, plans and prospective business partnerships, objectives, future performance and business of the Company. Forward-looking statements are generally identifiable by the use of words such as “ahead,” “anticipate,” “believe,” “capitalize,” “confidence in,” “continue,” “could,” “designed,” “effort,” “estimate,” “expect,” “growth,” “help,” “hope,” “intend,” “looking forward,” “may,” “opportunities,” “optimistic,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “waiting on,” “well-positioned,” “will,” “working on,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Such statements are subject to certain risks and uncertainties including: the effects of the COVID-19 global pandemic and other adverse public health developments on the economy, our business and operations and the business and operations of our vendors and customers: general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that we own or that is the collateral for our loans. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA, healthcare finance and franchise finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; execution of pending and future acquisition, reorganization or disposition transactions, including without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings and other anticipated benefits from such transactions; fluctuations in interest rates; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. This presentation contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, total interest income – FTE, adjusted total interest income – FTE, net interest income – FTE, adjusted net interest income, adjusted net interest income – FTE, net interest margin – FTE, adjusted net interest margin, adjusted net interest margin – FTE, provision (benefit) for loan losses, excluding tax refund advance loans, average loans, excluding tax refund advance loans, net charge-offs (recoveries) to average loans, excluding tax refund advance loans, allowance for loan losses to loans, excluding PPP loans, adjusted noninterest income, adjusted noninterest expense, adjusted noninterest expense to average assets, adjusted income before income taxes, adjusted income tax provision, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity, adjusted return on average tangible common equity, adjusted effective income tax rate, income before income taxes, excluding tax refund advance loans, income tax provision, excluding tax refund advance loans and net income, excluding tax refund advance loans are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non- GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this presentation under the caption “Reconciliation of Non-GAAP Financial Measures.” 2

Second Quarter 2022 Highlights 3 Loans and Deposits  Total portfolio loan balances grew by 7.0% from 1Q22  Most commercial and consumer lines experienced growth in 2Q22  Total non-maturity deposit balances increased 2.6% from 1Q22 while CD and brokered deposit balances decreased 10.2% Profitability and Capital  ROAA of 0.93%, ROAE of 10.23% and ROATCE of 10.36%1  Adjusted ROAA of 1.00%1, adj. ROAE of 11.01%1 and adj. ROATCE of 11.15%1  TCE / TA increased to 8.811%; regulatory capital ratios remained strong  Repurchased 294,464 common shares under authorized repurchase program Key Operating Trends  NIM of 2.60% and FTE NIM of 2.74%, increases of 4 bps & 5 bps, respectively, from 1Q221  Cost of interest-bearing deposits increased 4 bps from 1Q22 to 0.85%  SBA loan sales contributed $2.0 million of fee revenue  Asset quality remained strong with NPAs to total assets of 0.10% Earnings  Diluted EPS of $0.99; adjusted diluted EPS of $1.061  Net income of $9.5 million; adjusted net income of $10.3 million1  Total revenue of $30.0 million 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix

Loan Portfolio Overview  Total loan portfolio balances increased 7.0% from 1Q22 and 4.2% from 2Q21  Commercial loan balances increased $97.7 million, or 4.2%, compared to 1Q22 – Solid growth in franchise finance, public finance, investor commercial real estate, single tenant lease financing and commercial and industrial  Consumer loan balances increased $105.2 million, or 21.5%, compared to 1Q22  1H22 portfolio loan origination yields were up 100 bps year-over-year 4 Loan Portfolio Mix1 1 Percentages may not add up to 100% due to rounding 2 Includes commercial and industrial and owner-occupied commercial real estate balances Dollars in millions 2 11% 10% 10% 10% 9% 10% 16% 16% 11% 8% 7% 10%3% 6%1% 2% 4% 4% 3% 2% 4% 11% 17% 13% 11% 22% 26% 24% 20% 21% 20%38% 34% 34% 31% 30% 29% 2% 2% 2% 4% 6% 7% 9% 7% 6% 6% 6% 4% $2,091.0 $2,716.2 $2,963.5 $3,059.2 $2,887.7 $3,082.1 2017 2018 2019 2020 2021 2Q22 Commercial and Industrial Construction and Investor CRE Single Tenant Lease Financing Public Finance Healthcare Finance Small Business Lending Franchise Finance Residential Mortgage/HE/HELOCs Consumer

Deposit Composition 5 Total Non-Maturity Deposits - $2.1B as of 6/30/222 Dollars in millions Total Deposits - $3.2B as of 6/30/22 Dollars in millions  Total deposits decreased $65.9 million, or 2.0%, compared to 1Q22, and declined 1.7% from 2Q21  Deposits include $194.1 million of BaaS deposits, increasing $144.1 million during 2Q22  CD and brokered deposit balances decreased $119.4 million, or 10.2%, compared to 1Q22  Cost of interest-bearing deposits increased by 4 bps from 1Q22 to 0.85% $126.2 4% $350.6 11% $65.4 2%$522.5 17%$840.9 27% $194.1 6% $1,052.5 34% Noninterest-bearing deposits Interest-bearing demand deposits Savings accounts Money market - Consumer Money market - SMB/Commercial BaaS deposits Certificates and brokered deposits $467.2 22% $141.6 7% $598.3 29% $698.4 33% $194.1 9% Commercial Public funds Small business Consumer BaaS 1 Money market – SMB/Commercial includes small business, commercial, CRE and public institutions 2 Total non-maturity deposits excludes CD and brokered non-maturity deposits and includes approximately $100 million of interest-bearing demand deposits that have a contractual term of five years 1

Net Interest Income and Net Interest Margin  Net interest income on both a GAAP and FTE basis were stable with 1Q22 results  Deployment of cash into loan growth combined with higher yields on securities and cash offset the decline in income from tax refund advance loans  Increase in interest expense on deposits partially offset by a decline in expense related to other borrowed funds 6 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix 2 3Q21 FTE Net Interest Income and FTE NIM exclude the impact of $0.8 million in subordinated debt redemption costs Yield on Loans and Cost of Interest-Bearing Deposits Net Interest Margin – GAAP and FTE1 4.10% 4.04% 4.26% 4.52% 4.31% 0.99% 0.90% 0.84% 0.81% 0.85% 2Q21 3Q21 4Q21 1Q22 2Q22 Yield on loans Cost of interest-bearing deposits $21.6 $20.9 $23.5 $25.8 $25.7 $23.0 $23.1 $24.9 $27.1 $27.1 2Q21 3Q21 4Q21 1Q22 2Q22 GAAP FTE 2.11% 2.00% 2.30% 2.56% 2.60% 2.25% 2.21% 2.43% 2.69% 2.74% 2Q21 3Q21 4Q21 1Q22 2Q22 GAAP FTE Net Interest Income – GAAP and FTE1 Dollars in millions 2 2

Net Interest Margin Drivers

- Linked-quarter FTE NIM increased 5 bps, driven by higher commercial loan and securities yields, partially offset by lower income from tax refund advance loans and higher deposit costs
  - Yield on loans, excluding tax refund advance loans, increased 7 bps from 1Q22 to 4.29%
  - Excluding tax refund advance loans, FTE NIM was 2.72%, an increase of 31 bps from 1Q22[1]
  - Securities yield increased 33 bps from 1Q22
- Deposit costs increased 4 bps from 1Q22 to 85 bps for 2Q22
  - Through 2Q22, rates have not been increased on consumer, small business and commercial interest-bearing checking accounts
  - Cost of money market accounts increased 12 bps during the quarter; all-in cycle-to-date beta on money markets is 25%

Net Interest Margin – FTE[1] Linked-Quarter Change


2.69%
+5 bps
+4 bps
-1 bps
-3 bps
2.74%
1Q22
Securities
Cash
Loans
Deposits & Other
2Q22

Monthly Rate Paid on Int. Bearing Deposits vs. Fed Funds


1.58%
0.83%
0.96%
0.80%
0.82%
0.80%
0.79%
0.80%
0.33%
0.33%
0.08%
0.08%
Jan-22
Feb-22
Mar-22
Apr-22
May-22
Jun-22
Int. Bearing Deposits
Fed Funds Effective

1 See Reconciliation of Non-GAAP Financial Measures in the Appendix

First Internet Bancorp

7

Noninterest Income 8 Dollars in millions Noninterest Income 2Q22 Dollars in millions Noninterest Income 1 Noninterest income includes a $2.5 million gain on sale of premises and equipment; see Reconciliation of Non-GAAP Financial Measures in the Appendix 1  Noninterest income of $4.3 million, compared to $6.8 million in 1Q22 and $9.0 million in 2Q21  Gain on sale of loans of $2.0 million, compared to $3.8 million in 1Q22 and $3.0 million in 2Q21 – SBA gain on sale impacted by timing of loan sales and decline in gain on sale premiums; pipeline for 2H22 is solid  Mortgage banking revenue of $1.7 million, compared to $1.9 million in 1Q22 – Interest rate lock and sold loan volumes impacted by rise in interest rates – Evaluating opportunities to expand origination channels $0.3 $0.2 $1.9 $1.7 $0.2 Service charges and fees Net loan servicing revenue Gain on sale of loans Mortgage banking activities Other $6.4 $7.8 $7.7 $6.8 $4.3 $9.0 2Q21 3Q21 4Q21 1Q22 2Q22 Core Gain on sale of premises and equipment

Noninterest Expense

- Noninterest expense of $18.0 million, compared to $18.8 million in 1Q22
  - Higher salaries and employee benefits driven by $0.8 million of nonrecurring items
  - Professional fees lower due to nonrecurring consulting fees of $0.9 million incurred in 1Q22
  - Professional fees also included $0.1 million of acquisition-related expense vs. $0.2 million in 1Q22
  - Lower loan expenses due to $0.9 million decline in tax refund advance loan servicing fees
- Noninterest expense / average assets remained well below the industry average

Noninterest Expense



Dollars in millions
Core
Non-core items
$15.1
$14.5
$17.0[1]
$16.3
$18.8[2]
$17.7
$18.0[3]
$17.1
2Q21
3Q21
4Q21
1Q22
2Q22

Noninterest Expense / Average Assets



Core
Non-core items
1.44%
1.34%
1.61%[1]
1.55%
1.81%[2]
1.71%
1.76%[3]
1.67%
2Q21
3Q21
4Q21
1Q22
2Q22

1 4Q21 noninterest expense includes a $0.5 million IT contract termination fee and $0.2 million of acquisition-related expenses; see Reconciliation of Non-GAAP Financial Measures in the Appendix
2 1Q22 noninterest expense includes $0.9 million of nonrecurring consulting fees and $0.2 million of acquisition-related expenses
3 2Q22 noninterest expense includes a $0.5 million discretionary inflation bonus, $0.3 million of accelerated equity compensation and $0.1 million of acquisition-related expenses

9

Asset Quality

- Allowance for loan losses to total loans of 0.95% in 2Q22, both including and excluding PPP loans[1]
- Quarterly provision for loan losses was $1.2 million, compared to $0.8 million in 1Q22 and $21,000 in 2Q21
- Net charge-offs to average loans of 0.04%, compared to 0.05% in 1Q22
  - 2Q22 included $0.4 million of net charge-off related to tax refund advance loans vs. $1.5 million in 1Q22[1]
  - Excluding tax refund advance loans, the Company recognized net recoveries to average loans of 0.01% in 2Q22 and 0.16% in 1Q22
- Nonperforming loans declined $2.6 million, or 36%, from 1Q22 due mainly to a upgraded C&I relationship and the full payoff of a single tenant lease financing loan

NPLs / Total Loans


0.31%
0.27%
0.26%
0.25%
0.13%
2Q21
3Q21
4Q21
1Q22
2Q22

NPAs / Total Assets


0.25%
0.21%
0.20%
0.17%
0.10%
2Q21
3Q21
4Q21
1Q22
2Q22

Net Charge-Offs (Recoveries) / Avg. Loans


0.35%
0.01%
-0.01%
0.05%[2]
0.04%[3]
2Q21
3Q21
4Q21
1Q22
2Q22

1 See Reconciliation of Non-GAAP Financial Measures in the Appendix
2 1Q22 net charge-offs includes a 0.21% impact related to net charge-offs of tax refund advance loans; see Reconciliation of Non-GAAP Financial Measures in the Appendix
3 2Q22 net charge-offs includes a 0.05% impact related to net charge-offs of tax refund advance loans; see Reconciliation of Non-GAAP Financial Measures in the Appendix

First Internet Bancorp
10

Capital  Tangible common equity to tangible assets increased 4 bps to 8.81%1 from 1Q22  Tangible book value per share of $38.35, up 0.4% from 1Q221 and 6.8% from 2Q211  Repurchased 294,464 shares at an average price per share of $37.77 during 2Q22  Since 4Q21, 498,167 shares have been purchased at an average price per share of $41.50, or $20.7 million in the aggregate 11 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix 2 Regulatory capital ratios are preliminary pending filing of the Company’s and Bank’s regulatory reports Company Bank Total shareholders' equity to assets 8.91% 10.50% Tangible common equity to tangible assets1 8.81% 10.40% Tier 1 leverage ratio 9.45% 11.03% Common equity tier 1 capital ratio 12.55% 14.67% Tier 1 capital ratio 12.55% 14.67% Total risk-based capital ratio 16.85% 15.61% $22.24 $23.04 $26.09 $27.93 $30.82 $33.29 $38.51 $38.35 2015 2016 2017 2018 2019 2020 2021 2Q22 Tangible Book Value Per Share1 Regulatory Capital Ratios – June 30, 20222

Positioned for an Increasing Interest Rate Cycle  Improved deposit composition – Larger percentage of non-maturity deposits compared to the beginning of the last rate tightening cycle – Cycle-to-date betas on non-maturity products have been much lower than previous cycles • Consumer money market: 33% • SMB/commercial money market (>60% of MMDA balances): 20% • No rate increases cycle-to-date on interest-bearing checking and regular savings accounts – Fintech/BaaS initiatives expected to bring funding diversification with lower-cost deposit platforms  Greater revenue diversification – Investments in SBA and mortgage technology have led to a higher proportion of noninterest income to total revenue – Fintech/BaaS initiatives expected to further increase the proportion of noninterest income to total revenue  Increased focus on higher-yielding variable rate and short duration loan originations – Construction and retained SBA balances have been increasing relative to total loans – Option to retain guaranteed balance of high-yielding SBA originations – Longer duration commercial originations have been higher yielding 12 12/31/2016 8% 25% 67% Deposit Composition 15% 46%6% 33% DDA MMDA & Savings BaaS Deposits CD & Brokered Deposits 6/30/2022 Total Revenue Composition 84% 16% 78% 22% TTM 6/30/20222017 Net Interest Income Noninterest Income

22% 21% 17% 9% 7% 24% Accommodation and Food Services Retail Trade Services Manufacturing Real Estate and Rental and Leasing Other 18% 14% 14% 9% 8% 8% 29% IN IL MI FL CA TX Other Small Business Lending  $102.7 million in balances as of June 30, 2022  Current outstanding balance of $0.2 million under the Paycheck Protection Program – $0.8 million of PPP loans forgiven during 2Q22  SBA sales, credit and operations teams in place to support expanded loan production 1313 1 Excludes PPP loans Managed SBA 7(a) Loans1 Portfolio Mix by State Portfolio Mix by Major Industry

19% 15% 12% 6%5% 4% 3% 36% TX MI CA GA NC IL CT Other Franchise Finance  $168.9 million in balances as of June 30, 2022  Loan portfolio consists of primarily indoor recreation, beauty salons, full and limited service restaurants, and fitness and recreation sports centers  Origination volumes expected to be $250 million in 2022  Average loan size of $998,000. 14 Portfolio Mix by Borrower Use Portfolio Mix by State Portfolio Mix by Brand 34% 22% 12% 10% 10% 3% 9% Indoor Recreation Beauty Salons Limited-Service Restaurants Full-Service Restaurants Fitness and Recreational Sports Centers Other Personal Care Services Other 27% 13% 7% 6%5% 3% 39% Urban Air Adventure Park My Salon Suite Goldfish Swim School Scooter's Coffee F45 Training Crunch Fitness Other 131

38% 22% 20% 10% 5% 3% 2% Land Subdivision Hotels (except Casino Hotels) and Motels Lessors of Nonresidential Buildings Continuing Care Retirement Communities Medicinal and Botanical Manufacturing Assisted Living Facilities Other 65% 18% 12% 5% IN AZ IA OH 58% 23% 19% Commercial Construction/ Development Investor Commercial Real Estate Residential Construction/ Development Construction and Investor Commercial Real Estate  $196.1 million in combined balances as of June 30, 2022  Average current loan balance of $2.4 million for investor CRE  Average commitment sizes for construction – Commercial construction/development: $15.7 million – Residential construction/development: $1.4 million 15 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry  Unfunded commitments as of June 30, 2022 – Commercial construction/development: $139.9 million – Residential construction/development: $70.8 million

Single Tenant Lease Financing  $867.2 million in balances as of June 30, 2022  Long-term financing of single tenant properties occupied by historically strong national and regional tenants  Weighted-average portfolio LTV of 47%  Average loan size of $1.3 million 16 Portfolio Mix by Major Vertical Portfolio Mix by Major Tenant Portfolio Mix by Geography  Strong historical credit performance  No delinquencies in this portfolio 27% 20% 20% 11% 7% 6% 6% 3% Quick Service Restaurants Full Service Restaurants Auto Parts/ Repair/Car Wash Convenience/Fuel Pharmacies Specialty Retailers Dollar Stores Other 7% 5% 5% 5% 4% 4% 4% 3% 3% 2% 58% Burger King Red Lobster Wendy's Caliber Collision Dollar General Bob Evans Walgreens ICWG CVS Taco Bell Other 13% 23% 21% 38% 5%

4% 4% 6% 4% 20% 6% 6% 2%2% 1% 3% 42% AAA/Aaa AA+/Aa1 AA/Aa2 AA-/Aa3 A+/A1 A/A2 A-/A3 BBB+/Baa1 BBB/Baa2 BB+/Ba1 BB/Ba2 Non-Rated 31% 14% 13% 9% 8% 6% 5% 3% 2%2% 7% General Obligation Essential use equipment loans Lease rental revenue Utilities Revenue Short term cash flow fin (BAN) - G.O. Public higher ed facilities - Revenue Tax Incremental Financing (TIF) districts Sales tax, food and bev tax, hotel tax Income Tax supported loans Municipally owned health care facilities Other 56% 6% 4% 4% 4% 3% 3% 3% 17% IN OK IA OH MO MI GA MS Other Public Finance  $613.8 million in balances as of June 30, 2022  Provides a range of credit solutions for government and not-for-profit entities  Borrowers’ needs include short-term financing, debt refinancing, infrastructure improvements, economic development and equipment financing 17  No delinquencies or losses since inception Portfolio Mix by Repayment Source Borrower Mix by Credit Rating Portfolio Mix by State

87% 9% 4% Dentists Veterinarians Other79% 16% 4% 1% Practice Refi or Acquisition Owner Occupied CRE Project Equipment and Other Healthcare Finance  $317.2 million in balances as of June 30, 2022  Loan portfolio focused primarily on dental practices with some exposure to veterinary practices and other specialties  Borrowers’ needs include practice finance or acquisition, acquiring or refinancing owner-occupied CRE, equipment purchases and project loans  Average loan size of $533,000  No delinquencies in this portfolio 18 Portfolio Mix by Borrower Use Portfolio Mix by Borrower Portfolio Mix by State 18 30% 11% 5% 4%4% 3% 3% 40% CA TX FL NY AZ WA NJ Other

22% 18% 13% 13% 8% 6% 20% Services Manufacturing Real Estate and Rental and Leasing Construction Retail Trade Wholesale Trade Other 50% 30% 5% 2% 1% 12% IN AZ IL FL OH Other 45% 36% 19% C&I - Term Loans Owner Occupied CRE C&I - Lines of Credit C&I and Owner-Occupied Commercial Real Estate  $171.8 million in combined balances as of June 30, 2022  Current C&I LOC utilization of 39.3%  Average loan sizes  C&I: $692,000  Owner-occupied CRE: $789,000 19 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry 19

Residential Mortgage  $301.1 million in balances as of June 30, 2022 (includes home equity balances)  Direct-to-consumer originations centrally located at corporate headquarters  Focused on high quality borrowers – Average loan size of $180,000 – Average credit score at origination of 750 – Average LTV at origination of 71%  Strong historical credit performance 20 Concentration by State Concentration by Loan Type State Percentage Indiana 61% California 18% Florida 3% New York 2% Georgia 1% All other states 15% National Portfolio with Midwest Concentration 21% 3% 63% 7% 6% Loan Type Percentage Single Family Residential 80% SFR Construction to Permanent 13% Home Equity – LOC 6% Home Equity – Closed End 1% 20

23% 21% 18% 28% 10% Specialty Consumer  $293.0 million in balances as of June 30, 2022  Direct-to-consumer and nationwide dealer network originations  Focused on high quality borrowers – Average credit score at origination of 778 – Average loan size of $23,000  Strong historical credit performance Concentration by State Concentration by Loan Type State Percentage Texas 14% California 11% Florida 6% North Carolina 4% Arizona 4% All other states 61% Geographically Diverse Portfolio Loan Type Percentage Trailers 53% Recreational Vehicles 36% Other consumer 11% 211

22 Appendix

Loan Portfolio Composition

Dollars in thousands	2019	2020	2021	1Q22	2Q22
Commercial loans					
Commercial and industrial	$ 96,420	$ 75,387	$ 96,008	$ 99,808	$ 110,540
Owner-occupied commercial real estate	86,726	89,785	66,732	56,752	61,277
Investor commercial real estate	12,567	13,902	28,019	34,627	52,648
Construction	60,274	110,385	136,619	149,662	143,475
Single tenant lease financing	995,879	950,172	865,854	852,519	867,181
Public finance	687,094	622,257	592,665	587,817	613,759
Healthcare finance	300,612	528,154	387,852	354,574	317,180
Small business lending	46,945	125,589	108,666	97,040	102,724
Franchise finance	-	-	81,448	107,246	168,942
Total commercial loans	2,286,517	2,515,631	2,363,863	2,340,045	2,437,726
Consumer loans					
Residential mortgage	313,849	186,787	186,770	191,153	281,124
Home equity	24,306	19,857	17,665	18,100	19,928
Trailers	146,734	144,493	146,267	148,870	154,555
Recreational vehicles	102,702	94,405	90,654	93,458	105,876
Other consumer loans	45,873	36,794	28,557	28,002	32,524
Tax refund advance loans	-	-	-	9,177	-
Total consumer loans	633,464	482,336	469,913	488,760	594,007
Net def. loan fees, prem., disc. and other [1]	43,566	61,264	53,886	51,975	50,394
Total loans	**$ 2,963,547**	**$ 3,059,231**	**$ 2,887,662**	**$ 2,880,780**	**$ 3,082,127**

1 Includes carrying value adjustments of $35.4 million, $36.4 million, $37.5 million and $42.7 million related to terminated interest rate swaps associated with public finance loans as of June 30, 2022, March 31, 2022, December 31, 2021 and December 31, 2020, respectively, and $21.4 million as of December 31, 2019 related to interest rate swaps associated with public finance loans.

FIRST INTERNET BANCORP

23

Reconciliation of Non-GAAP Financial Measures 24 Dollars in thousands 2015 2016 2017 2018 2019 2020 2021 2Q22 Total equity - GAAP $104,330 $153,942 $224,127 $288,735 $304,913 $330,944 $380,338 $365,332 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) Tangible common equity $99,643 $149,255 $219,440 $284,048 $300,226 $326,257 $375,651 $360,645 Common shares outstanding 4,481,347 6,478,050 8,411,077 10,170,778 9,741,800 9,800,569 9,754,455 9,404,000 Book value per common share $23.28 $23.76 $26.65 $28.39 $31.30 $33.77 $38.99 $38.85 Effect of goodwill (1.04) (0.72) (0.56) (0.46) (0.48) (0.48) (0.48) (0.50) Tangible book value per common share $22.24 $23.04 $26.09 $27.93 $30.82 $33.29 $38.51 $38.35

Reconciliation of Non-GAAP Financial Measures 25 Dollars in thousands 2Q21 3Q21 4Q21 1Q22 2Q22 Total equity - GAAP $358,641 $370,442 $380,338 $374,655 $365,332 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Tangible common equity $353,954 $365,755 $375,651 $369,968 $360,645 Total assets - GAAP $4,204,642 $4,252,292 $4,210,994 $4,225,397 $4,099,806 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Tangible assets $4,199,955 $4,247,605 $4,206,307 $4,220,710 $4,095,119 Common shares outstanding 9,854,153 9,854,153 9,754,455 9,683,727 9,404,000 Book value per common share $36.39 $37.59 $38.99 $38.69 $38.85 Effect of goodwill (0.47) (0.47) (0.48) (0.48) (0.50) Tangible book value per common share $35.92 $37.12 $38.51 $38.21 $38.35 Total shareholders' equity to assets 8.53% 8.71% 9.03% 8.87% 8.91% Effect of goodwill (0.10%) (0.10%) (0.10%) (0.10%) (0.10%) Tangible common equity to tangible assets 8.43% 8.61% 8.93% 8.77% 8.81% Total average equity - GAAP $352,894 $366,187 $376,832 $380,767 $374,274 Adjustments: Average goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Average tangible common equity $348,207 $361,500 $372,145 $376,080 $369,587 Return on average shareholders' equity 14.88% 13.10% 13.14% 11.94% 10.23% Effect of goodwill 0.21% 0.17% 0.16% 0.15% 0.13% Return on average tangible common equity 15.09% 13.27% 13.30% 12.09% 10.36%

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	2Q21	3Q21	4Q21	1Q22	2Q22
Total interest income	$33,377	$33,034	$34,192	$36,034	$36,106
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,394	1,356	1,348	1,314	1,377
Total interest income - FTE	$34,771	$34,390	$35,540	$37,348	$37,483
Total interest income - FTE	$34,771	$34,390	$35,540	$37,348	$37,483
Adjustments:					
Income from tax refund advance loans	-	-	-	(2,864)	(149)
Adjusted total interest income - FTE	$34,771	$34,390	$35,540	$34,484	$37,334
Net interest income	$21,607	$20,919	$23,505	$25,750	$25,680
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,394	1,356	1,348	1,314	1,377
Net interest income - FTE	$23,001	$22,275	$24,853	$27,064	$27,057
Net interest income	$21,607	$20,919	$23,505	$25,750	$25,680
Adjustments:					
Subordinated debt redemption cost	-	810	-	-	-
Income from tax refund advance loans	-	-	-	(2,864)	(149)
Adjusted net interest income	$21,607	$21,729	$23,505	$22,886	$25,531
Net interest income	$21,607	$20,919	$23,505	$25,750	$25,680
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,394	1,356	1,348	1,314	1,377
Subordinated debt redemption cost	-	810	-	-	-
Income from tax refund advance loans	-	-	-	(2,864)	(149)
Adjusted net interest income - FTE	$23,001	$23,085	$24,853	$24,200	$26,908
Net interest margin	2.11%	2.00%	2.30%	2.56%	2.60%
Adjustments:					
Effect of fully-taxable equivalent adjustments [1]	0.14%	0.13%	0.13%	0.13%	0.14%
Net interest margin - FTE	2.25%	2.13%	2.43%	2.69%	2.74%

1 Assuming a 21% tax rate

FIRST INTERNET BANCORP

26

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	2Q21	3Q21	4Q21	1Q22	2Q22
Net interest margin	2.11%	2.00%	2.30%	2.56%	2.60%
Adjustments:					
Effect of subordinated debt redemption cost	0.00%	0.08%	0.00%	0.00%	0.00%
Effect of income from tax refund advance loans	0.00%	0.00%	0.00%	(0.28%)	(0.02%)
Adjusted net interest margin	2.11%	2.08%	2.30%	2.28%	2.58%
Net interest margin	2.11%	2.00%	2.30%	2.56%	2.60%
Adjustments:					
Effect of fully-taxable equivalent adjustments [1]	0.14%	0.13%	0.13%	0.13%	0.14%
Effect of subordinated debt redemption cost	0.00%	0.08%	0.00%	0.00%	0.00%
Effect of income from tax refund advance loans	0.00%	0.00%	0.00%	(0.28%)	(0.02%)
Adjusted net interest margin - FTE	2.25%	2.21%	2.43%	2.41%	2.72%
Provision (benefit) for loan losses	$ 21	$ (29)	$ (238)	$ 791	$ 1,185
Adjustments:					
Provision for tax refund advance loans losses	-	-	-	(1,842)	(18)
Provision (benefit) for loan losses, excluding tax refund advance loans	$ 21	$ (29)	$ (238)	$ (1,051)	$ 1,167
Average loans	2,994,356	2,933,654	2,914,858	2,947,924	2,998,144
Adjustments:					
Average tax refund advance loans	-	-	-	(60,499)	(3,185)
Average loans, excluding tax refund advance loans	2,994,356	2,933,654	2,914,858	2,887,425	2,994,959
Net charge-offs (recoveries) to average loans	0.35%	0.01%	(0.01%)	0.05%	0.04%
Adjustments:					
Effect of tax refund advance loans net charge-offs to average loans	0.00%	0.00%	0.00%	(0.21%)	(0.05%)
Net charge-offs (recoveries) to average loans, excluding tax refund advance loans	0.35%	0.01%	(0.01%)	(0.16%)	(0.01%)
Allowance for loan losses	$28,066	$28,000	$27,841	$28,251	$29,153
Loans	$2,957,608	$2,936,148	$2,887,662	$2,880,780	$3,082,127
Adjustments:					
PPP loans	(39,682)	(14,981)	(3,152)	(1,003)	(194)
Loans, excluding PPP loans	$2,917,926	$2,921,167	$2,884,510	$2,879,777	$3,081,933
Allowance for loan losses to loans	0.95%	0.95%	0.96%	0.98%	0.95%
Effect of PPP loans	0.01%	0.01%	0.01%	0.00%	0.00%
Allowance for loan losses to loans, excluding PPP loans	0.96%	0.96%	0.97%	0.98%	0.95%

1 Assuming a 21% tax rate

FIRST INTERNET BANCORP

27

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	2Q21	3Q21	4Q21	1Q22	2Q22
Noninterest income	$8,962	$7,813	$7,694	$6,820	$4,314
Adjustments:					
Gain on sale of premises and equipment	(2,523)	-	-	-	-
Adjusted noninterest income	$6,439	$7,813	$7,694	$6,820	$4,314
Noninterest expense	$15,075	$14,451	$16,955	$18,780	$17,985
Adjustments:					
Acquisition-related expenses	-	-	(163)	(170)	(103)
IT termination fee	-	-	(475)	-	-
Nonrecurring consulting fee	-	-	-	(875)	-
Discretionary inflation bonus	-	-	-	-	(531)
Accelerated equity compensation	-	-	-	-	(289)
Adjusted noninterest expense	$15,075	$14,451	$16,317	$17,735	$17,062
Noninterest expense to average assets	1.44%	1.34%	1.61%	1.81%	1.76%
Effect of acquisition-related expenses	0.00%	0.00%	(0.02%)	(0.02%)	(0.01%)
Effect of IT termination fee	0.00%	0.00%	(0.04%)	0.00%	0.00%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.00%	(0.08%)	0.00%
Effect of discretionary inflation bonus	0.00%	0.00%	0.00%	0.00%	(0.05%)
Effect of accelerated equity compensation	0.00%	0.00%	0.00%	0.00%	(0.03%)
Adjusted noninterest expense to average assets	1.44%	1.34%	1.55%	1.71%	1.67%
Income before income taxes - GAAP	$15,473	$14,310	$14,482	$12,999	$10,824
Adjustments:					
Gain on sale of premises and equipment	(2,523)	-	-	-	-
Subordinated debt redemption cost	-	810	-	-	-
Acquisition-related expenses	-	-	163	170	103
IT termination fee	-	-	475	-	-
Nonrecurring consulting fee	-	-	-	875	-
Discretionary inflation bonus	-	-	-	-	531
Accelerated equity compensation	-	-	-	-	289
Adjusted income before income taxes	$12,950	$15,120	$15,120	$14,044	$11,747

FIRST INTERNET BANCORP

28

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	2Q21	3Q21	4Q21	1Q22	2Q22
Income tax provision - GAAP	$ 2,377	$ 2,220	$ 2,004	$ 1,790	$ 1,279
Adjustments:[1]					
Gain on sale of premises and equipment	(530)	-	-	-	-
Subordinated debt redemption cost	-	170	-	-	-
Acquisition-related expenses	-	-	34	36	21
IT termination fee	-	-	100	-	-
Nonrecurring consulting fee	-	-	-	184	-
Discretionary inflation bonus	-	-	-	-	112
Accelerated equity compensation	-	-	-	-	61
Adjusted income tax provision	$ 1,847	$ 2,390	$ 2,138	$ 2,010	$ 1,473
Net income - GAAP	$13,096	$12,090	$12,478	$11,209	$9,545
Adjustments:					
Gain on sale of premises and equipment	(1,993)	-	-	-	-
Subordinated debt redemption cost	-	640	-	-	-
Acquisition-related expenses	-	-	129	134	82
IT termination fee	-	-	375	-	-
Nonrecurring consulting fee	-	-	-	691	-
Discretionary inflation bonus	-	-	-	-	419
Accelerated equity compensation	-	-	-	-	228
Adjusted net income	$11,103	$12,730	$12,982	$12,034	$10,274
Diluted average common shares outstanding	9,981,422	9,988,102	9,989,951	9,870,394	9,658,689
Diluted earnings per share - GAAP	$ 1.31	$ 1.21	$ 1.25	$ 1.14	$ 0.99
Adjustments:					
Effect of gain on sale of premises and equipment	(0.20)				
Effect of subordinated debt redemption cost	-	0.06	-	-	-
Effect of acquisition-related expenses	-	-	0.01	0.01	0.01
Effect of IT termination fee	-	-	0.04	-	-
Effect of nonrecurring consulting fee	-	-	-	0.07	-
Effect of discretionary inflation bonus	-	-	-	-	0.04
Effect of accelerated equity compensation	-	-	-	-	0.02
Adjusted diluted earnings per share	$1.11	$1.27	$1.30	$1.22	$1.06

1 Assuming a 21% tax rate

FIRST INTERNET BANCORP

29

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	2Q21	3Q21	4Q21	1Q22	2Q22
Return on average assets	1.25%	1.12%	1.19%	1.08%	0.93%
Effect of gain on sale of premises and equipment	(0.19%)	0.00%	0.00%	0.00%	0.00%
Effect of subordinated debt redemption cost	0.00%	0.06%	0.00%	0.00%	0.00%
Effect of acquisition-related expenses	0.00%	0.00%	0.01%	0.01%	0.01%
Effect of IT termination fee	0.00%	0.00%	0.04%	0.00%	0.00%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.00%	0.07%	0.00%
Effect of discretionary inflation bonus	0.00%	0.00%	0.00%	0.00%	0.04%
Effect of accelerated equity compensation	0.00%	0.00%	0.00%	0.00%	0.02%
Adjusted return on average assets	1.06%	1.18%	1.24%	1.16%	1.00%
Return on average shareholders' equity	14.88%	13.10%	13.14%	11.94%	10.23%
Effect of gain on sale of premises and equipment	(2.26%)	0.00%	0.00%	0.00%	0.00%
Effect of subordinated debt redemption cost	0.00%	0.69%	0.00%	0.00%	0.00%
Effect of acquisition-related expenses	0.00%	0.00%	0.14%	0.14%	0.09%
Effect of IT termination fee	0.00%	0.00%	0.39%	0.00%	0.00%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.00%	0.74%	0.00%
Effect of discretionary inflation bonus	0.00%	0.00%	0.00%	0.00%	0.45%
Effect of accelerated equity compensation	0.00%	0.00%	0.00%	0.00%	0.24%
Adjusted return on average shareholders' equity	12.62%	13.79%	13.67%	12.82%	11.01%
Return on average tangible common equity	15.09%	13.27%	13.30%	12.09%	10.36%
Effect of gain on sale of premises and equipment	(2.30%)	0.00%	0.00%	0.00%	0.00%
Effect of subordinated debt redemption cost	0.00%	0.70%	0.00%	0.00%	0.00%
Effect of acquisition-related expenses	0.00%	0.00%	0.14%	0.14%	0.09%
Effect of IT termination fee	0.00%	0.00%	0.40%	0.00%	0.00%
Effect of nonrecurring consulting fee	0.00%	0.00%	0.00%	0.75%	0.00%
Effect of discretionary inflation bonus	0.00%	0.00%	0.00%	0.00%	0.45%
Effect of accelerated equity compensation	0.00%	0.00%	0.00%	0.00%	0.25%
Adjusted return on average tangible common equity	12.79%	13.97%	13.84%	12.98%	11.15%
Effective income tax rate	15.4%	15.5%	13.8%	13.8%	11.8%
Effect of gain on sale of premises and equipment	(1.1%)	0.0%	0.0%	0.0%	0.0%
Effect of subordinated debt redemption cost	0.0%	0.3%	0.0%	0.0%	0.0%
Effect of acquisition-related expenses	0.0%	0.0%	0.1%	0.3%	0.2%
Effect of IT termination fee	0.0%	0.0%	0.2%	0.0%	0.0%
Effect of nonrecurring consulting fee	0.0%	0.0%	0.0%	1.3%	0.0%
Effect of discretionary inflation bonus	0.0%	0.0%	0.0%	0.0%	1.0%
Effect of accelerated equity compensation	0.0%	0.0%	0.0%	0.0%	0.6%
Adjusted effective income tax rate	14.3%	15.8%	14.1%	15.4%	13.6%

FIRST INTERNET BANCORP

30

Reconciliation of Non-GAAP Financial Measures 31 1 Assuming a 21% tax rate Dollars in thousands 2Q21 3Q21 4Q21 1Q22 2Q22 Income before income taxes - GAAP 15,473$ 14,310$ 14,482$ 12,999$ 10,824$ Adjustments: Income from tax refund advance loans - - - (2,864) (149) Provision for tax refund advance loans losses - - - 1,842 18 Tax refund advance loans servicing fee - - - 921 9 Income before income taxes, excluding tax refund advance loans 15,473$ 14,310$ 14,482$ 12,898$ 10,702$ Income tax provision - GAAP 2,377$ 2,220$ 2,004$ 1,790$ 1,279$ Adjustments:1 Income from tax refund advance loans - - - (601) (31) Provision for tax refund advance loans losses - - - 387 4 Tax refund advance loans servicing fee - - - 193 2 Income tax provision, excluding tax refund advance loans 2,377$ 2,220$ 2,004$ 1,769$ 1,254$ Net income - GAAP $13,096 $12,090 $12,478 $11,209 $9,545 Adjustments: Income from tax refund advance loans - - - (2,263) (118) Provision for tax refund advance loans losses - - - 1,455 14 Tax refund advance loans servicing fee - - - 728 7 Net income, excluding tax refund advance loans 13,096$ 12,090$ 12,478$ 11,129$ 9,448$